                                                                   EXHIBIT 11(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 32 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 30, 1997, relating to the financial statements and financial highlights of INVESCO Advisor Equity Fund, INVESCO Advisor Income Fund, INVESCO Advisor Flex Fund, INVESCO Advisor Multiflex Fund, INVESCO Advisor Real Estate Fund, INVESCO Advisor International Value Fund and INVESCO Advisor Cash Management Fund (constituting INVESCO Advisor Funds, Inc., to be known as AIM Advisor Funds, Inc. as of August 2, 1997) which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.


/s/ PRICE WATERHOUSE LLP


PRICE WATERHOUSE LLP

Denver, CO
June 4, 1997